Exhibit 4.1

SONY GROUP CORPORATION

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

SENIOR INDENTURE

Dated as of [  ], [  ]

TABLE OF CONTENTS

i

CROSS REFERENCE SHEET

Cross-reference sheet of provisions of the Trust Indenture Act of 1939 and this Indenture:

Section of the Act	Section of Indenture
310(a)(1) and (2)	Section 5.08
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	Section 5.09
311	Incorporated by Section 318(c)
312(a)	Section 3.07
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	Section 3.09
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)(1)	Section 3.08
314(a)(2)	Incorporated by Section 318(c)
314(a)(3)	Incorporated by Section 318(c)
314(a)(4)	Section 3.06
314(b)	Inapplicable
314(c)	Section 10.05
314(d)	Inapplicable
314(e)	Section 10.05
315(a), (c) and (d)	Section 5.01
315(b)	Section 4.11
315(e)	Section 4.12
316(a)(1)	Section 4.09

316(a)(2)	Inapplicable
316(b)	Section 4.07
316(c)	Incorporated by Section 318(c)
317(a)	Section 4.02
317(b)	Section 3.04
318(a)	Section 10.06

Notes: This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act (as defined in this Indenture), which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated automatically by Section 318(c) of the Trust Indenture Act.

v

THIS SENIOR INDENTURE, dated as of [June 30], 2026 between Sony Group Corporation, a joint stock company (Kabushiki Kaisha) incorporated under the laws of Japan (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured senior bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

Article 1
Definitions

Section 1.01.         Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in the form of Security or any indenture supplemental hereto, or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise clearly requires) have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” has the meaning set forth in Section 3.05.

“Agent” means any registrar, Paying Agent, Transfer Agent or Calculation Agent and any successor registrar, paying agent, transfer agent or calculation agent.

“Applicable Tax Law” has the meaning set forth in Section 3.05.

“Authorized Agent” has the meaning set forth in Section 10.10.

“Bankruptcy Act” has the meaning set forth in Section 4.01(d).

“Board” means the Board of Directors of the Issuer, any duly authorized committee of such board or any director or directors and/or officer or officers of the Issuer to whom such Board of Directors or duly authorized committee thereof has duly delegated its authority.

“Board Resolution” means one or more resolutions or determinations to have been duly adopted by the Board, and to be in full force and effect.

“Business Day” means, with respect to any particular Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in that Place of Payment are authorized generally or obligated by law, regulation or executive order to be closed.

“Calculation Agent” has the meaning set forth in Section 12.01.

“Civil Rehabilitation Act” has the meaning set forth in Section 4.01(d).

“Clearing Organization” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, DTC or such other Person designated as Clearing Organization by the Issuer pursuant to Section 2.03 until a successor Clearing Organization has become such pursuant to the applicable provisions of this Indenture, and thereafter “Clearing Organization” shall mean or include each Person who is then a Clearing Organization hereunder, and if at any time there is more than one such Person, “Clearing Organization” as used with respect to the Securities of any such series shall mean the Clearing Organization with respect to the Registered Global Securities of that series.

“Code” has the meaning set forth in Section 3.05.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Companies Act” has the meaning set forth in Section 4.01(d).

“Corporate Reorganization Act” has the meaning set forth in Section 4.01(d).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in the United States shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 240 Greenwich Street, New York NY 10286, United States of America, Attention: Global Corporate Trust – Sony Group Corporation, with a mandatory copy to the Specified Corporate Trust Office, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 9.01.

“Designated Financial Institution” has the meaning set forth in Section 3.05.

“Dollar” means the coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company and any successor thereto.

“DTC Procedures” has the meaning set forth in Section 2.12(a).

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and/or the Agents, or another method or system specified by the Trustee and/or the Agents as available for use in connection with its services hereunder.

“Event of Default” means any event or condition specified as such in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FATCA” has the meaning set forth in Section 3.05.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Incorporated Provision” has the meaning set forth in Section 10.06.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, including the forms and terms of particular series of Securities established as contemplated hereunder.

“interest” means, when used with respect to a Security that by its terms bears interest only after maturity, interest payable after maturity.

“Interest Recipient Information” has the meaning set forth in Section 3.05.

“Issuer” means Sony Group Corporation, a joint stock company (Kabushiki Kaisha) incorporated under the laws of Japan, and, subject to Article 8, its successors and assigns.

“Judgment Currency” has the meaning set forth in Section 4.13.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Mandatory Sinking Fund Payment” has the meaning set forth in Section 11.07.

“New York Banking Day” has the meaning set forth in Section 4.13.

“New York Court” has the meaning set forth in Section 10.10.

“Officer’s Certificate” means a certificate signed by any one Responsible Officer of the Issuer duly authorized to execute any such certificate. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 10.05, if applicable.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be a counsel appointed by the Issuer who shall, in each case, be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 10.05, if and to the extent required thereby.

“Optional Sinking Fund Payment” has the meaning set forth in Section 11.07.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding” means, when used with reference to Securities, subject to the provisions of Section 6.04, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore canceled by the Paying Agent or delivered to the Paying Agent for cancellation; and

(b) Securities in substitution for which other Securities have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Participant” has the meaning set forth in Section 3.05.

“Paying Agent” means the paying agent for the Securities appointed pursuant to this Indenture, which initially shall be The Bank of New York Mellon, or any successor paying agent.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity, whether or not having a separate legal personality.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated in Section 3.02.

“principal”, whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.” For the avoidance of doubt, “premium” referred to in the previous sentence means amounts exceeding the face value of a Security payable by the Issuer to the Holders upon redemption or such other event as may be specified in or pursuant to Section 2.03.

“Public External Indebtedness” means bonds, debentures, notes or other similar investment securities evidencing indebtedness of the Issuer for borrowed moneys, or guarantees thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the Issuer; and (b) are, are capable of being or are intended to be, quoted, listed, ordinarily dealt in or traded on a stock exchange or over-the-counter or other securities market outside Japan.

“qualified indenture” means an indenture deemed to have been qualified under the Trust Indenture Act pursuant to Section 309 thereunder.

“record date” has the meaning set forth in Section 2.07.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Clearing Organization for such series in accordance with Section 2.03 and bearing the legend prescribed by an applicable form of Security or supplemental indenture.

“Registered Security” means any Security registered on the Security register of the Issuer.

“registrar” or “Security registrar” means each Person keeping a register or registers as contemplated by Section 2.08, shall also include any successor registrar.

“Required Currency” has the meaning set forth in Section 4.13.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Indenture. When used with respect to the Issuer, “Responsible Officer” means the Chair of the Board, a Member of the Board, a Corporate Executive Officer, a Senior Vice President, a Senior General Manager, a General Manager or a Senior Manager of the Issuer or any other officer or assistant officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers and who shall be authorized to provide instruction under this Indenture to the Trustee.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture. If the Securities of any series incorporate stock acquisition rights, then the terms “Security” and “Securities” shall be deemed to include such stock acquisition rights.

“Sinking Fund Payment Date” has the meaning set forth in Section 11.07.

“Special Taxation Measures Act” has the meaning set forth in Section 3.05.

“specially-related person of the Issuer” has the meaning set forth in Section 3.05(i).

“Specified Corporate Trust Office” means The Bank of New York Mellon located at The Bank of New York, Singapore Branch, 7 Straits View, #27-01 Marina One East Tower, Singapore 018936, Attention: Global Corporate Trust – Sony Group Corporation, Email: ctsingaporegcs@bny.com.

“Tax Documentation” has the meaning set forth in Section 2.12.

“Tax Exemption Application” has the meaning set forth in Section 3.05.

“Taxes” has the meaning set forth in Section 3.05.

“Transfer Agent” means the transfer agent for the Securities appointed pursuant to this Indenture, which initially shall be The Bank of New York Mellon, or any successor transfer agent.

“Trust Indenture Act” means (except as otherwise provided in Article 7) the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person so identified in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“Yield to Maturity” means the yield to maturity on the Securities of a series, calculated at the time of initial issuance of the Securities of such series, or, if applicable, at the most recent redetermination of interest on the Securities of such series, and calculated in accordance with accepted financial practice.

Article 2
Securities

Section 2.01.         Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends (not inconsistent with the provisions of this Indenture) as may be required to comply with any law, or with any rules or regulations pursuant thereto, or with any rules of any securities exchange, or to conform to general usage, all as may be determined by the officer or officers executing such Securities, as evidenced by his or their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by his or their execution of such Securities.

Section 2.02.         Form of Trustee’s Certification of Authentication. Subject to the provisions of Section 5.13, the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

Certificate of Authentication

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:	The Bank of New York Mellon
as Trustee

By:
Name:
Title:

Section 2.03.         Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series, and, unless provided for otherwise in or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in an indenture supplemental hereto, each such series shall at all times rank pari passu among themselves and with all other unsecured obligations of the Issuer, other than subordinated obligations and except for statutorily preferred obligations. There shall be established in or pursuant to a Board Resolution and set forth in one or more Officer’s Certificates, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)            the issue date and issue price of the Securities;

(b)            the title and type of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(c)            the ranking of the Securities;

(d)            the initial principal amount of the Securities and any limits upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 4.03 or 11.04);

(e)            the denominations in which Securities of the series shall be issuable;

(f)             if other than Dollars, the coin or currency in which the Securities of the series are denominated;

(g)            the date or dates on which the principal of the Securities of the series is payable;

(h)            the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates (in the case of Registered Securities) for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(i)             the manner in which, and the place or places where, the principal of and any interest on the Securities of the series shall be payable (subject to the provisions of Section 3.02);

(j)            any conversion or exchange features of the Securities;

(k)             whether and under what circumstances the Issuer will pay Additional Amounts on the Securities of the series for any tax, assessment or governmental charge withheld or deducted and, if so, whether it will have the option to redeem those Securities rather than pay the Additional Amounts, in each case, if other than as provided herein;

(l)            the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be repurchased, redeemed, repaid or prepaid in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(m)            the circumstances, if any, under which the Holders of the Securities may demand repayment of the Securities prior to the stated maturity date and the terms and conditions thereof;

(n)            any trustees, depositaries, calculation or paying agents, transfer agents, registrars or any other agents with respect to the Securities of the series;

(o)            any restrictions applicable to the offer, sale or delivery of the Securities;

(p)            any provisions for the discharge of our obligations relating to the Securities, if different from the provisions set forth herein;

(q)             if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(r)            whether the series of Securities may be reopened in a manner consistent with the terms of this Indenture, without the consent of the Holders of the Securities of the series, for increases in the aggregate principal amount of the series or for the establishment of additional terms with respect to the Securities of the series;

(s)             the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(t)            if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings pursuant to Section 4.02;

(u)            if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable;

(v)            if the principal of or interest on the Securities of the series is to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(w)            whether the Securities of the series will be issuable as Registered Securities (and, if so, whether such Securities will be issuable as Registered Global Securities and, in such case, the respective Clearing Organization for such Registered Global Securities) and any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon not otherwise specified herein;

(x)            if the Securities of the series shall be excluded from participation with the Securities of other series or otherwise differentiated from the Securities of other series in relation to any matter in respect of which the Securities generally or Securities of more than one series are contemplated by this Indenture to act together or otherwise be treated or affected collectively, a description of such exclusion or differentiation; and

(y)          any other terms or conditions of the Securities of the series, which terms shall not be inconsistent with the provisions of this Indenture.

All Securities of any one series shall be substantially identical except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid, except as may otherwise be provided in or pursuant to a Board Resolution and set forth in one or more Officer’s Certificates or in one or more indentures supplemental hereto, as referenced above. Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series without the consent of any Holder; provided, however, that any outstanding Securities of a series and additional Securities shall be issued under separate CUSIPs, ISINs or other applicable securities identifiers unless such additional Securities are issued pursuant to a “qualified reopening” of the Outstanding series, are otherwise treated as part of the same “issue” of debt instruments as the Outstanding series or such additional Securities are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.

Section 2.04.         Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities upon and in accordance with the written order of the Issuer, signed by any one Responsible Officer of the Issuer duly authorized to execute any such order, without any further action by the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 5.01) shall be fully protected in relying upon:

(a)            a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Issuer, which shall constitute approval and due authorization for the actions of the Issuer in respect of the transactions contemplated hereby;

(b)            an executed supplemental indenture, if any;

(c)            one or more Officer’s Certificates setting forth the form and terms of the Securities as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 10.05; and

(d)            an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that:

(i)            the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Indenture;

(ii)           such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and

(iii)          covers such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders; provided that prior to declining to authenticate and deliver any Securities, the Trustee shall (i) give the Issuer a notice of its intention to so decline, and (ii) consult with the Issuer in good faith to determine whether such concerns can be resolved to the reasonable satisfaction of the Trustee.

Section 2.05.         Execution of Securities. The Securities shall be signed on behalf of the Issuer by one (or, if so specified in an indenture supplemental hereto, more than one) Responsible Officer of the Issuer, and such signature may, but need not, be attested. Such signature may be the manual, facsimile or electronic signature of the present or any future such officer. Typographical and other minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Responsible Officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the relevant Security shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer. Any Security may be signed on behalf of the Issuer by any such persons as, at the actual date of the execution of such Security, shall be a Responsible Officer of the Issuer, although at the date of the execution and delivery of this Indenture such person was not such an officer.

Section 2.06.         Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in an authorized form herein recited, executed by or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07.         Form, Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities and in minimum denominations as shall be specified as contemplated by Section 2.03. The Securities of any series shall be issuable in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, or such other denominations and integral multiples as the Issuer may designate in an indenture supplemental hereto or in or pursuant to a Board Resolution under which such series of Securities is issued and set forth in one or more Officer’s Certificates. The Securities and the Trustee’s certificates of authentication shall be substantially in the form set forth in Exhibit A hereof. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officer or officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to such series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent that the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than ten days prior to the date of payment of such defaulted interest) established by notice given by mail or Electronic Means by or on behalf of the Issuer to the Holders of the Securities of such series not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date for the Securities of any particular series (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of such Securities, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08.         Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all times during normal business hours on Business Days such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name or names of the transferee or transferees, a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a new Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Transfer Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Transfer Agent duly executed by, the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09.         Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and, upon the written request of any Responsible Officer of the Issuer, the Trustee or the Agents or the registered Holder, the Trustee shall authenticate and deliver a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation or defacement, the applicant shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section 2.09, by virtue of the fact that any such Security is destroyed, lost or stolen, shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10.         Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer, shall be delivered to the Paying Agent for cancellation or, if surrendered to the Paying Agent, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Paying Agent shall dispose of canceled Securities held by it in accordance with the Paying Agent’s procedures for the disposition of canceled securities in effect as of the date of such disposition and, upon prior written request, deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Paying Agent for cancellation.

Section 2.11.         Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute, and the Trustee shall authenticate and deliver, temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and furnish definitive Securities of such series, and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.03.

Section 2.12.         Japanese Withholding Tax. (a) In compliance with Japanese tax laws and the practices of taxing authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Indenture or any supplemental indenture hereto, any Paying Agent shall act in accordance with the “Working Draft of Operating Manual on Japanese Withholding Tax on Certain International Issues Held Through DTC” (as amended) as published by notice of The Depository Trust Company (the “DTC Procedures”), if DTC is acting as Clearing Organization with respect to such series or with respect to depositary interests representing the Securities of such series, or in accordance with such other similar procedures as may be established by another Clearing Organization. Except as otherwise provided in this Indenture, any such Paying Agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures or such other procedures actually known by the Paying Agent, as applicable and as may be amended or modified and communicated to the Paying Agent from time to time. Any such Paying Agent and the Issuer may rely on the information provided in the claim for exemption from Japanese withholding taxes and other documentation in the absence of actual knowledge to the contrary.

(b)            If any interest payment on a series of Securities is due to be made hereunder, and if and so long as payments of interest (if any) by the Issuer to any Paying Agent may be made without withholding or deduction for or on account of Japanese tax only upon receipt of certifications, claims for exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant Paying Agent, at the direction of the Issuer, shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series have been issued); (ii) provide any required confirmations of information available to it; and (iii) deliver such Tax Documentation to, or on the order of, the Issuer via e-mail no later than one Business Day prior to the relevant interest payment date, for filing with the relevant Japanese district tax office. Any such Paying Agent may rely on the information provided in Tax Documentation (including, where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect.

(c)            If the beneficial owner of the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax only on or after the day immediately preceding relevant interest payment date, the Issuer or the Paying Agent acting at the direction of the Issuer shall have no obligation to treat such beneficial owner of the Securities as being eligible for exemption from Japanese withholding tax or to repay any amount withheld to the Holder.

(d)            If (i) subsequent to making a payment on the Securities without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the Securities) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority. The Issuer shall notify, directly or through a Paying Agent or relevant Clearing Organization, such beneficial owner of the amount to be reimbursed to the Issuer.

(e)            The Paying Agent shall furnish forms of certifications to Holders upon request, and shall use reasonable endeavors to assist Holders in claiming available exemptions, but shall not be liable for a Holder’s failure to qualify for such an exemption. Neither the Issuer nor the Paying Agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.

Based on the Tax Documentation received, the Paying Agent will make the calculations of interest payable after making the relevant deductions of Japanese withholding tax, if any, in accordance with this Section 2.12. Any tax to be deducted will be calculated at a rate of 15.315 per cent unless and until the Issuer informs the Paying Agent otherwise. The Paying Agent shall remit all amounts of tax withheld under this Section 2.12 to or to the order of the Issuer as soon as reasonably practicable, following the receipt of a written request from the Issuer to remit such amounts, in order to enable the Issuer to make the necessary payments to the relevant Japanese tax office in accordance with applicable laws and regulations.

The Paying Agent shall retain copies of Tax Documentation for a period of five years from the date of receipt and shall make such documentation available for inspection by the Issuer and any relevant tax authorities in Japan upon written request given reasonable notice from the Issuer.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the Paying Agent, and the Paying Agent shall make such certified copies or other evidence available to the Holders or beneficial owners upon reasonable request to the Paying Agent.

Section 2.13.         CUSIP Numbers, ISIN Numbers and Common Codes. The Issuer, in issuing the Securities of any series, may use CUSIP numbers, ISIN numbers and/or common codes, if then generally in use, and, if so, the Trustee shall use such CUSIP numbers, ISIN numbers and/or common codes in notices of redemption of Securities of such series as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers, ISIN numbers or common codes for any Securities Outstanding.

Article 3
Covenants

Section 3.01.         Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders of Securities of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any Additional Amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the interest on Securities (together with any Additional Amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer.

All payments in respect of the Securities will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as provided in Section 3.05, no Additional Amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations. Any amount withheld from payments on the Securities will be treated as paid to the Holders thereof, except as provided in Section 3.05.

The interest, if any, due in respect of any temporary or definitive Security, together with any Additional Amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable, subject to the conditions set forth in Section 3.05, only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest and any Additional Amounts.

Section 3.02.         Offices for Payments, Registration, etc. So long as any of the Securities of any series remains outstanding, the Issuer will maintain in each Place of Payment for such series an office or agency (a) where the Securities of such series may be presented or surrendered for payment, (b) where Registered Securities of such series may be presented or surrendered for registration or registration of transfer and for exchange as provided in this Indenture and (c) where notices and demands to or upon the Issuer in respect of the Securities of such series or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it for each such purpose in relation to Registered Securities. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer may from time to time designate one or more offices or agencies (in addition to or in lieu of the office or agency established pursuant to the preceding paragraph) where the Securities of a series may be presented or surrendered for payment and where Registered Securities of that series may be presented or surrendered for registration or registration of transfer as provided in this Indenture, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section 3.02. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03.         Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a trustee, so that there shall at all times be a trustee with respect to each series of Securities hereunder.

Section 3.04.         Paying Agents. The Bank of New York Mellon is hereby appointed by the Issuer, and accepts such appointment, as the initial Paying Agent. The initial Paying Agent hereby agrees, and whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(a)            that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee and that it will pay the principal of, and interest on, each series of Securities as provided in this Indenture;

(b)            that (unless such Paying Agent is the Trustee) it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable; and

(c)            that (unless such Paying Agent is the Trustee) it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in subsection (b) above.

The Issuer will, on or prior to 10:00 a.m., New York City time, on each due date of the principal of or interest on the Securities of such series deposit or cause to be deposited with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action. The Issuer shall on one Business Day before each payment due date, provide written confirmation to the Paying Agent that it has issued irrevocable payment instructions for the transfer of the relevant sum to the account of the Paying Agent. The Paying Agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 3.04(c).

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section 3.04 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Section 9.04.

Section 3.05.         Payment of Additional Amounts. Unless otherwise established in accordance with Section 2.03, payments of principal and interest in respect of the Securities shall be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”), unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Securities under any of the following circumstances:

(i)            the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii)           the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information or to submit a Tax Exemption Application to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant and the relevant international Clearing Organization to such paying agent;

(iii)          the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv)          the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v)           the Holder of the Securities is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, the Securities, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, that would not have been entitled to Additional Amounts had it been the Holder of such Securities; or

(vi)          any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing for the Securities as part of the distribution under the applicable underwriting agreement by the underwriters party thereto, a Holder shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of, premium, if any, or interest on the Securities; provided that, except as otherwise set forth in the Securities and in this Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of this Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Issuer agrees (i) to provide to the Trustee and the paying agent, upon their reasonable request, sufficient information to which the Issuer has reasonable access about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and the paying agent can determine whether it has tax-related obligations under Applicable Tax Law, and (ii) that the Trustee and the paying agent shall be entitled to make any withholding or deduction from payments under this Indenture and the Securities to the extent necessary to comply with Applicable Tax Law. The terms of this section shall survive the termination of the Indenture, repayment of the Securities and the resignation or removal of the Trustee and the paying agent.

Section 3.06.         Certificate of the Issuer. So long as any Securities are Outstanding under this Indenture, the Issuer will furnish to the Trustee within 180 days of the end of the Issuer’s fiscal year each year (beginning with the year following the first issuance of any Securities pursuant to this Indenture) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or if the Issuer shall be in default specifying all such defaults and the nature and status thereof of which the signer may have knowledge, substantially in the form set forth in Exhibit B, which certificate shall comply with the requirements of the Trust Indenture Act.

Section 3.07.         Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.08.         Reports by the Issuer. So long as any Securities of any series remains outstanding, the Issuer covenants to file with the Trustee, within 30 days after the Issuer files the same with the Commission, copies of any annual reports and of the information, documents and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, the Issuer shall not be required to deliver to the Trustee any correspondence filed with the Commission or any materials for which the Issuer has sought and received confidential treatment by the Commission; and provided further, that so long as such filings by the Issuer are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, or any successor system, such filings shall be deemed filed with the Trustee for purposes hereof without any further action required by the Issuer.

Notwithstanding anything to the contrary in this Indenture or any other applicable document, the Trustee shall have no responsibility to determine whether and when such information, documents and other reports are publicly available and/or accessible electronically. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports (or, as the case may be, publication on the EDGAR system) shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.09.         Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before March 1 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

Section 3.10.         Statement by Officers as to Event of Default. The Issuer shall deliver to the Trustee, reasonably promptly after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

Section 3.11.         Negative Pledge. If so provided for in accordance with Section 2.03 or by any applicable supplemental indenture, so long as any of the Securities remain Outstanding the Issuer will not create or permit to subsist any Lien on any of its property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness, payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure such Outstanding Securities equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness is secured by such Lien. Notwithstanding the foregoing, this restriction will not apply to Liens on money paid to or money or securities deposited by the Issuer with a paying agent, trustee or depository to pay, defease or discharge in full over time the Issuer’s obligations in respect of other Public External Indebtedness (provided that such money or securities so paid or deposited, and the proceeds therefrom, will be sufficient to pay or discharge such obligations in full).

Article 4
Remedies of the Trustee and Securityholders on Event of Default

Section 4.01.         Event of Default, Acceleration of Maturity, Waiver of Acceleration. Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture or Board Resolution and set forth in one or more Officer’s Certificates, “Event of Default,” with respect to Securities of any series and wherever used herein, means each one of the following events, which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            default is made in the payment of principal or premium, if any, or default is made for more than 30 days in the payment of interest in respect of any of the Securities of such series;

(b)            the Issuer defaults in the performance or observance of any covenant, condition or provision contained in the Securities of such series or in this Indenture in respect of the Securities of such series for a period of 90 days after written notification requesting such default to be remedied by the Issuer is first given to the Issuer (and to the Trustee in the case of notice by the Holders referred to below) by the Trustee or Holders of at least 25% in aggregate principal amount of the then Outstanding Securities of such series (such notification must specify the Event of Default, demand that it be remedied and state that the notification is a “Notice of Default” hereunder);

(c)            the Issuer shall have (i) become bound, as a consequence of acceleration due to a default by it, to repay prematurely indebtedness for borrowed money with a total outstanding principal amount of U.S.$100,000,000 (or its equivalent in any other currency or currencies) or greater contracted or incurred by it, (ii) have defaulted in the repayment of any such indebtedness contracted or incurred by it at the later of its maturity or the expiration of any applicable grace period or (iii) have failed to pay when properly called on to do so (and after the expiration of any applicable grace period) any guarantee contracted or incurred by it of such indebtedness; provided, however, that if any such default is cured by it, or is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;

(d)            a final and non-appealable decree or order by any court having jurisdiction shall have been issued in an involuntary proceeding adjudging the Issuer to be bankrupt or insolvent or approving a petition seeking reorganization of the Issuer under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan;

(e)            a decree or order of a court having jurisdiction shall have been issued for the appointment of a receiver or liquidator or trustee or assignee in the Issuer’s bankruptcy or insolvency, of all or substantially all of the Issuer’s property or for the winding-up or liquidation of its affairs, and such decree or order shall have continued undischarged or unstayed for a period of 90 days;

(f)             the Issuer shall have instituted voluntary proceedings seeking adjudication of its bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall have consented to the appointment of a receiver or liquidator or trustee or assignee in its bankruptcy or insolvency or of all or substantially all of its property, or an effective resolution shall have been passed by the Issuer for the winding up or dissolution of its affairs, other than for the purpose of or pursuant to a consolidation or merger conducted in compliance with Section 8.01; or

(g)            any other Event of Default provided in any supplemental indenture or Board Resolution under which such series of Securities is issued or in the form of Security for such series.

Unless otherwise set forth in any applicable supplemental indenture or pursuant to a Board Resolution and set forth in an Officer’s Certificate under which such series of Securities is issued, if, to the Trustee’s knowledge, any Event of Default occurs and is continuing, the Trustee shall send notice of such Event of Default to each Holder within 90 days of its occurrence, or, if later, within 15 days after such Event of Default if notified in writing to a Responsible Officer of the Trustee, unless the Event of Default has been cured.

Unless otherwise set forth in any applicable supplemental indenture or pursuant to a Board Resolution and set forth in an Officer’s Certificate, (i) if an Event of Default occurs due to specified events of bankruptcy, insolvency or reorganization, the principal of all Securities of any series Outstanding hereunder and interest accrued but unpaid on such Securities shall be due and payable immediately; and (ii) if any other Event of Default occurs and is continuing with respect to a series, then, and in each and every such case, unless the principal of all of the Securities of such series has already become due and payable, either the Trustee (subject to receiving indemnity and/or security and/or prefunding to its satisfaction) or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder may, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), and the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) at the written request of the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding, shall, declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and costs properly incurred, and all advances made, by the Trustee except as a result of negligence, bad faith or willful misconduct, and if any and all Events of Default with respect to such series, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series (or of all the Securities, as the case may be) then Outstanding (in each case, treated as one class), by written notice to the Issuer and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 4.02.         Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and costs properly incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence, bad faith or willful misconduct.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

If an Event of Default occurs and is continuing, the Trustee may, but will not be obliged to, and shall, upon written request of Holders of at least 25% in aggregate principal amount of outstanding Securities (subject to receiving indemnity and/or pre-funding and/or security), pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the monies adjudged or decreed to be payable.

In case there shall be pending judicial proceedings relative to the Issuer or any other obligor upon the Securities under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy, civil rehabilitation, reorganization or insolvency, or a liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such judicial proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and costs properly incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence, bad faith or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b)            unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee or receiver or standby receiver in arrangement, reorganization, liquidation or other bankruptcy, civil rehabilitation, reorganization or insolvency proceedings or person performing similar functions in comparable judicial proceedings, and

(c)            to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and costs properly incurred, all amounts for which the Trustee and any Agent are entitled to indemnification under or pursuant to this Indenture and all advances made, by the Trustee and each predecessor trustee except as a result of negligence, bad faith or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03.         Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of fees, costs and expenses applicable to such series in respect of which monies have been collected, including compensation to the Trustee, each predecessor trustee and agent, any Agent and their respective agents and attorneys and of all expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any Agent are entitled to indemnification by the Issuer under or pursuant to this Indenture), and all advances made, by the Trustee, each predecessor trustee and any Agent, subject to Section 5.06.

SECOND: In case the principal of the Securities of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer for itself and for any other person lawfully entitled thereto, as applicable.

Section 4.04.         Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law and any Agent shall comply with the Trustee’s instructions in furtherance of such rights.

Section 4.05.         Restoration of Rights on Abandonment of Proceeding. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.06.         Limitations on Suits by Securityholder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity and/or security (including by way of pre-funding) as satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be suffered or incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security (including by way of pre-funding) shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09 within such 60-day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section 4.06, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07.         Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.08.         Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06 and the last sentence of Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.09.         Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10.         Waiver of Past Default. Prior to the acceleration of the maturity of any Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 4.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.11.         Trustee to Give Notice of Default, but May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders of any series, in the case of Registered Securities as the names and addresses of such Holders appear on the registry books, notice of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, or, if later, within 15 days after such event of default is notified in writing to a Responsible Officer of the Trustee, unless (i) such defaults shall have been cured before the giving of such notice or (ii) the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series (the term “default” or “defaults” for the purposes of this Section 4.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default).

Section 4.12.         Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonably incurred costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series or, in the case of any suit relating to or arising under Section 4.01(b) or 4.01(c) (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Outstanding Securities affected thereby, or in the case of any suit relating to or arising under Section 4.01(b), 4.01(c) (if the suit relates to all the Securities then Outstanding), 4.01(d), 4.01(e) or Section 4.01(f), 10% in aggregate principal amount of all Outstanding Securities, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

Section 4.13.         Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day following the day on which final non-appealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Article 5
Concerning the Trustee

Section 5.01.         Certain Duties and Responsibilities of the Trustee; Prior to Default; During Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)            prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

(i)            the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming with the requirements of this Indenture; provided that in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations therein), and provided further that the Trustee, in its discretion and subject to being indemnified and/or secured (including by way of pre-funding) to its satisfaction, may make further inquiry or investigation into such matters as it sees fit and shall do so if requested in writing to do so by the Holders of at least 25% of the aggregate principal amount of Securities then Outstanding;

(b)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(d)            except as expressly provided in this Indenture, the Trustee shall, in connection with all the trusts, powers, authorities and discretions vested in the Trustee by this Indenture or by operation of law, have absolute discretion as to the manner, exercise or non-exercise of the Trustee’s functions.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, unless it is indemnified and/or secured (including by way of pre-funding) to its satisfaction.

The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Section 5.02.         Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act and subject to Section 5.01:

(a)            in the absence of bad faith on its part, the Trustee (i) may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document including those received by Electronic Means, believed by it to be genuine and to have been signed or presented by the proper party or parties; (ii) shall be entitled to rely on and assume (without further inquiry) that any matter purported to be authorized, approved or ratified by any Board Resolution or Officer’s Certificate is adequate and complete authorization, approval and ratification in respect of the Issuer and its actions under this Indenture; and (iii) shall be entitled to assume, without inquiry, that the Issuer has acted and performed all of its obligations in accordance with this Indenture and the other agreements to which the Issuer is a party, unless the Trustee is notified in writing by the Issuer (or otherwise) to the contrary;

(b)            any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by a Responsible Officer of the Issuer;

(c)            the Trustee may consult with counsel and any written advice or opinions of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinions;

(d)            the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to enforce the terms of this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless the requisite number of Securityholders shall have instructed the Trustee in writing and offered to the Trustee security and/or indemnity (including by way of pre-funding) satisfactory to it against the costs, expenses and liabilities which might be suffered or incurred therein or thereby;

(e)            the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)             prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding and the Trustee has received indemnity and/or security (including by way of pre-funding) satisfactory to it against such properly incurred expenses or costs as a condition to proceeding; the expenses of every such investigation (including the reasonable fees, charges and expenses of its agents and counsel) shall be paid by the Issuer;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates or attorneys not regularly in its employ, and the Trustee shall not be responsible for supervising or monitoring or any misconduct or negligence on the part of any such agent, delegate or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof and such notice references the Securities and this Indenture;

(i)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon in each of its capacities hereunder (including, as of the date of this Indenture, as registrar, Paying Agent, Transfer Agent and Calculation Agent), and each agent, custodian and other Person employed to act hereunder;

(j)             the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)            in connection with the exercise by the Trustee of the rights and powers vested in it by this Indenture, the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of such rights and powers for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory;

(l)             notwithstanding the satisfaction or discharge of this Indenture or the resignation, replacement or removal of the Trustee, the Trustee shall under no circumstances be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, inter alia, loss of business, goodwill, opportunity or profit) even if advised of the likelihood of such loss or damages and regardless of the form of action. The provisions of this Section 5.02(l) shall survive the termination and discharge of this Indenture, the repayment of the Securities and the resignation or removal of the Trustee;

(m)            in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, existing or future law or regulation, any existing or future act of governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, pandemics, epidemics, riots, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall act in good faith and shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(n)            before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion unless it shall be proved that such action or omission was the result of the Trustee’s negligence or willful misconduct;

Section 5.03.         Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.04.         Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.05.         Monies Held by Trustee. Subject to the provisions of Section 9.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust uninvested for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any monies received by it hereunder, except as otherwise agreed in writing with the Issuer.

Section 5.06.         Compensation and Indemnification of Trustee and its Prior Claim. (a) The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all expenses, disbursements and advances properly incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advancement may arise from the negligence, bad faith or willful misconduct of the Trustee or each predecessor trustee.

(b)            The Issuer also covenants to indemnify the Trustee and each predecessor trustee and their respective officers and directors for, and to hold it harmless against, any reasonable loss, liability, damage, claim or expenses directly arising out of or in connection with the acceptance or administration of this Indenture (including, enforcing this Indenture) or the trusts hereunder and the performance of such party’s duties hereunder (including in any agent capacity in which it acts), including properly incurred costs and expenses of defending itself against or investigating any claim of liability, and in connection with the exercise or performance of any of its powers or duties hereunder, and the compensation and properly incurred expenses and disbursements of the Trustee’s agents and counsel and other persons not regularly within the Trustee’s employ except to the extent such loss, liability, damage, claim or expense is due to the negligence, bad faith or willful misconduct of the Trustee or each predecessor trustee.

(c)            The obligations of the Issuer under this Section 5.06 to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for properly incurred expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

(d)            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(d) or Section 4.01(f), the expenses (including the properly incurred charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

(e)            The provisions of this Section 5.06 and Section 5.02(i) shall survive the termination or discharge of this Indenture, the redemption or maturity of the Securities and the resignation or removal of the Trustee.

Section 5.07.         Right of Trustee to Conclusively Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.08.         Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least U.S.$50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a U.S. Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section 5.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.09.         Resignation and Removal; Appointment of Successor Trustee. (a)  The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 60 days’ prior written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register or otherwise providing notice to Holders in the manner applicable to the Securities of each such series, or the Holders of a majority in aggregate principal amount of Outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee and the Issuer in writing and may appoint a successor trustee with respect thereto with the Issuer’s consent. Upon receiving such notice of resignation or removal from the Trustee, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by duly authorized written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or the Issuer and one copy to the successor trustee or trustees. If no successor trustee has been so appointed with respect to any series of Securities and has accepted such appointment within 30 days after the mailing of such notice of resignation or removal, the resigning trustee may, on behalf of and at the expense of the Issuer, with prior notice to the Issuer, appoint its own successor or the resigning trustee, or the Issuer may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)            In case at any time any of the following shall occur:

(i)            the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months;

(ii)           the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii)          the Trustee shall become incapable of acting with respect to the applicable series of Securities, or shall be adjudged to be bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by duly authorized written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            The Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

(d)            Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10.         Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all monies and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series in respect of which the predecessor trustee serves as trustee, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register or shall otherwise provide notice thereof to Holders in the manner applicable to the Securities of each such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to mail or provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed or provided at the reasonable and documented expense of the Issuer.

Section 5.11.         Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12.         Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Article 6
Concerning the Securityholders

Section 6.01.         Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in aggregate principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02.         Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.03.         Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

Section 6.04.         Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded. Securities held by any depositary or other custodial arrangement established by or on behalf of the Issuer shall be regarded as Outstanding if the beneficial interest therein is not owned by the Issuer or any other obligor on such Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on such Securities. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05.         Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

Article 7
Supplemental Indentures

Section 7.01.         Supplemental Indentures Without Consent of Securityholders. The Issuer, when duly authorized, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)            to convey, transfer, assign, mortgage or pledge as security for the Securities of one or more series any property or assets;

(b)            to evidence the succession of another legal entity to the Issuer, or successive successions, and the assumption by the successor legal entity of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

(c)            to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as shall be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)            to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(e)            to establish the terms or form of Securities of any series as permitted by Sections 2.01 and 2.03; and

(f)             to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02.         Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when duly authorized, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided that no such supplemental indenture shall (i) extend the final maturity of any Security or of any installment of principal of any such Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or change the place of payment thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms of such Securities, (vii) change the Issuer’s obligations to pay Additional Amounts established pursuant to Section 2.03(k) or Section 3.05 (if any), (viii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such Security pursuant to Section 4.01 or the amount provable in bankruptcy pursuant to Section 4.02, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, impair or affect any right of repayment at the option of the Securityholder, (ix) modify or amend any provisions relating to the conversion or exchange of the Securities for securities of the Issuer or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or otherwise in accordance with the terms of such Securities or (x) reduce the aforesaid percentage of Securities of any particular series, the consent of the Holders of such series being required for any such supplemental indenture, in each case without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, accompanied by an Officer’s Certificate, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Trustee shall give notice thereof by (a) first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03.         Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.04.         Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 or waiver granted pursuant to Article 4 is authorized or permitted by the Indenture and that such supplemental indenture or waiver is the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, and an Officer’s Certificate stating that all conditions precedent to the execution and delivery of such supplemental indenture or grant of waiver have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or accept such waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Agents shall not be bound by any modifications to the relevant agreement unless it is in writing and signed by all parties hereto.

Section 7.05.         Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in a form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.06.         Conformity with the Trust Indenture Act of 1939. Every supplemental indenture executed pursuant to this Article 7 shall conform to the requirements of the Trust Indenture Act as then in effect.

Article 8
Consolidation, Merger, Sale or Conveyance

Section 8.01.         Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more transactions whether or not related, to another Person, other than consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition which results in the Issuer being the surviving party, unless:

(a)            the entity formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety is a company organized and validly existing under the Companies Act and expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all Securities and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed; and

(b)            immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

The Issuer shall deliver to the Trustee before the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that (i) such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture, comply with this Indenture, (ii) the surviving Person has duly executed and delivered the supplemental indenture and (iii) such supplemental indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel.

Section 8.02.         Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of any such successor Person formed by consolidation with the Issuer or into which the Issuer is merged, or which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety, instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 8.03.         Opinion of Counsel. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

Article 9
Satisfaction and Discharge of Indenture; Unclaimed Monies

Section 9.01.         Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Paying Agent for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) (A) all the Securities of any series not theretofore delivered to the Paying Agent for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or its agent) as trust funds the entire amount in cash or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Paying Agent for cancellation, including principal and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (1) rights of registration of transfer (in the case of Registered Securities) and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities of such series to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive Mandatory Sinking Fund Payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, and (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter properly incurred and to compensate the Trustee for any services thereafter properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(b)            Unless specifically provided otherwise in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03, in addition to discharge of the Indenture pursuant to subsection 9.01(a), in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause 9.01(b)(i) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such series on the 91st day after the date of the deposit referred to in clause 9.01(b)(i) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (1) rights of registration of transfer (in the case of Registered Securities) and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities of such series to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive Mandatory Sinking Fund Payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Issuer under Section 3.02) and the Trustee, at the expense of the Issuer of the Securities, shall at the Issuer’s request, execute proper instruments acknowledging the same, if:

(i)            with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or its agent) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (2) any Mandatory Sinking Fund Payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(ii)           such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(iii)          the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm that, the beneficial owners of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv)          the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(c)            The Issuer of the Securities shall be released from its obligations under Section 3.11 and Section 8.01 with respect to the Securities of any series Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of any series, the Issuer of the Securities may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 4.01, but the remainder of this Indenture and such Securities and coupons and any guarantee shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 9.01:

(i)            The Issuer has irrevocably deposited or caused to be deposited with the Trustee (or its agent) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series, (A) cash in an amount, (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (1) the principal and interest on all Securities of such series and (2) any Mandatory Sinking Fund Payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series.

(ii)           No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 4.01(b) and 4.01(c) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iii)          Such Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer.

(iv)          Such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which either of them is bound.

(v)           Such Covenant Defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted.

(vi)          The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(vii)         The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Covenant Defeasance contemplated by this provision have been complied with.

Section 9.02.         Application by Trustee of Funds Deposited for Payment of Securities. Subject to the provisions of this Indenture applicable to the Securities, all monies deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent, to the Holders of the particular Securities of such series for the payment or redemption of which such monies have been deposited with the Trustee of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03.         Repayment of Monies Held by Paying Agent. [Reserved].

Section 9.04.         Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease.

Article 10
Miscellaneous Provisions

Section 10.01.       Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02.       Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.03.       Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 10.04.       Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class or similar class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to the Issuer at the following addresses:

Financial Planning Section

Finance Department

Sony Group Corporation
7-1, Konan 1-Chome
Minato-ku, Tokyo 108-0075
Japan
Telephone: [  ]
Email: [  ]

Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its Corporate Trust Office at:

The Bank of New York Mellon

240 Greenwich Street

New York

NY 10286

United States of America

Attention: Global Corporate Trust – Sony Group Corporation

with a mandatory copy to its Specified Corporate Trust Office:

The Bank of New York Mellon, Singapore Branch

7 Straits View

#27-01 Marina One East Tower

Singapore 018936

Attention: Global Corporate Trust – Sony Group Corporation

Email: ctsingaporegcs@bny.com

Any such notice, demand or other documents shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trust Office and its Specified Corporate Trust Office.

The Trustee and the Agents shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and related financing documents and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee and the Agents an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers,” and each an “Authorized Officer”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer, whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee and/or the Agents Instructions using Electronic Means and the Trustee and/or the Agents in their discretion elects to act upon such Instructions, the Trustee’s and/or the Agents’ understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee and the Agents cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Agents shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Agents have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Agents that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee and the Agents shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and/or the Agents’ reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee and/or the Agents acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents, and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Agents immediately upon learning of any compromise or unauthorized use of the security procedures.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by Electronic Means, to each Holder entitled thereto, at his last address as it appears in the Security register or, if the Securities are in global form, such notice may be given through DTC. In any case where notice to Holders is given by mail or Electronic Means, neither the failure to mail or send such notice, nor any defect in any notice so mailed or sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.05.       Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 10.06.       Conflict with any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to and including 317 of the Trust Indenture Act (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 10.07.       Governing Law. This Indenture and each Security shall be governed by the laws of the State of New York.

Section 10.08.       Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.09.       Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.10.       Submission to Jurisdiction. The Issuer (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Indenture or the Securities may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such New York Court or any immunity it may have or hereafter acquire (on the grounds of sovereignty or otherwise) from the jurisdiction of any such New York Court or from any legal process with respect to itself or its property and (iii) submits to the non-exclusive personal jurisdiction of any such New York Court in any such suit or proceeding. The Issuer agrees to appoint Sony Corporation of America, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on the Securities of a particular series or this Indenture with respect to a particular series of Securities. The Issuer hereby agrees that such appointment shall be maintained at least until the first-year anniversary of the first day upon which none of the Securities of the relevant series shall be Outstanding. The Issuer further agrees that service of process upon the Authorized Agent and written notice of said service to it mailed by first class mail or delivered to the Issuer shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section 10.10 are intended to be effective upon the execution of this Indenture without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 10.11.       Non-Business Day. In any case where the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03 shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day (unless otherwise specified in any applicable supplemental indenture or Board Resolution and set forth in one or more Officer’s Certificates) at such Place of Payment with the same force and effect as if made on the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03, provided that no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity of a Security, as the case may be.

Section 10.12.       Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Article 11
Redemption and Repurchase of Securities; Sinking Funds

Section 11.01.       Optional Tax Redemption. (a) Unless otherwise established in accordance with Section 2.03, the Securities of any series may be redeemed at the option of the Issuer, in whole, but not in part, at any time, on giving not less than 10 nor more than 60 days’ notice of redemption to the Trustee and the Holders of the series to be redeemed (which notice shall be irrevocable and shall conform, as applicable, to the additional notice requirements set forth in Section 11.03) at a redemption price equal to 100% of the principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, if the Issuer is or will be obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the pricing of the relevant series of Securities; provided, that no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the relevant Securities.

(b)            Prior to the publication of any notice of redemption pursuant to this Section 11.01, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate signed by an authorized officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal or tax advisors of recognized standing to the effect that the Issuer is or will be obliged to pay such Additional Amounts as a result of such change or amendment.

Section 11.02.       Applicability of Sections 11.03, 11.04 and 11.05. The provisions of Sections 11.03, 11.04 and 11.05 shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.03.       Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, or electronically delivered (or otherwise transmitted in accordance with the DTC Procedures) at least 10 days and not more than 60 days prior to the date fixed for redemption to the Trustee and such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, electronic delivery (or otherwise transmitted in accordance with the DTC Procedures) or any defect in the notice, to the Trustee and the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount and CUSIP number, ISIN number and/or common code (if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer. Unless otherwise agreed between the Issuer and the Trustee, the Issuer shall provide advance notice of redemptions to the Trustee five Business Days prior to the date of publication of any notice of redemption.

On or before the redemption date specified in the notice of redemption given as provided in this Section 11.03, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 30 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Securities of such series to be redeemed shall be selected in accordance with the requirements of the stock exchange on which the Securities are listed (if any) or in accordance with the requirements of the Clearing Organization through which the Securities of such series are held. If the Securities of such series are not listed on any stock exchange or held through the Clearing Organization the Securities of such series to be redeemed shall be selected by the Trustee, pro rata pass through distribution of principal basis, by lot or in such manner as it shall deem appropriate and fair in its sole and absolute discretion. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.04.       Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.05 and 9.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption; provided that, unless otherwise specified as contemplated by Section 2.03, any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date according to their terms and the provisions of Sections 2.07 and 3.01 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute, and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.05.       Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.06.       Repurchase of Securities. The Issuer or any subsidiary of the Issuer may at any time purchase any or all of the Securities in the open market or otherwise at any price. Upon such repurchase, the Paying Agent shall, in accordance with Section 2.10, cancel any Securities so purchased that are surrendered to it. Subject to applicable law, neither the Issuer nor any subsidiary of the Issuer shall have any obligation to offer to purchase any Securities held by any Holder as a result of its purchase or offer to purchase Securities held by any other Holder in the open market or otherwise. The provisions of this Section 11.06 are subject to modification in accordance with Section 2.03.

Section 11.07.       Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” The date on which a sinking fund payment is to be made is herein referred to as the “Sinking Fund Payment Date.”

In lieu of making all or any part of any Mandatory Sinking Fund Payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Paying Agent for cancellation pursuant to Section 2.10, (b) receive credit for Optional Sinking Fund Payments (not previously so credited) made pursuant to this Section 11.07, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each Sinking Fund Payment Date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 10.05) signed by an authorized officer of the Issuer (a) specifying the portion of the Mandatory Sinking Fund Payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an Optional Sinking Fund Payment with respect to such series and, if so, specifying the amount of such Optional Sinking Fund Payment which the Issuer intends to pay on or before the next succeeding Sinking Fund Payment Date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Paying Agent shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement or at such other time as may be agreed between the Trustee and the Issuer in writing. Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding Sinking Fund Payment Date. Failure of the Issuer, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the Mandatory Sinking Fund Payment for such series due on the next succeeding Sinking Fund Payment Date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no Optional Sinking Fund Payment with respect to such series as provided in this Section 11.07.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding Sinking Fund Payment Date plus any unused balance of any preceding sinking fund payments made in cash shall exceed U.S.$50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding Sinking Fund Payment Date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be U.S.$50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of U.S.$50,000 is available. The Trustee shall select, in the manner provided in Section 11.03, for redemption on such Sinking Fund Payment Date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Security register, and not known to the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officer’s Certificate at least 60 days prior to the Sinking Fund Payment Date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 11.03 (and with the effect provided in Section 11.04) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 11.07. Any and all sinking fund monies held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other monies, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

On or before each Sinking Fund Payment Date, the Issuer shall pay to the paying agent in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following Sinking Fund Payment Date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund monies or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. The Issuer shall provide notice to the Trustee at least five Business Days in advance of the date of publication of any notice of redemption pursuant to this Indenture. Except as aforesaid, any monies in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any monies thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 4 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 4.10 or the default cured on or before the sixtieth day preceding the Sinking Fund Payment Date in any year, such monies shall thereafter be applied on the next succeeding Sinking Fund Payment Date in accordance with this Section 11.07 to the redemption of such Securities.

Article 12
Calculation Agent

Section 12.01.       Appointment. The Issuer appoints The Bank of New York Mellon as the initial calculation agent (the “Calculation Agent”, which expression shall include any successor calculation agent) in relation to any (a) floating rate Securities issued under this Indenture in accordance with Section 2.03; or (b) other Securities issued under this Indenture in accordance with Section 2.03 the terms of which expressly provide for a Calculation Agent to perform duties specified therein. The Bank of New York Mellon accepts its appointment as Calculation Agent, subject to the conditions of this Article 12, in such manner and at such dates and times in accordance with the terms and conditions as set forth on any Registered Security representing the relevant series of Securities.

Section 12.02.       Calculation of Applicable Interest Payments under the Securities. The Calculation Agent shall, in respect of floating rate Securities, calculate the interest rates and amounts of interest payable in respect of any series of floating rate Securities issued under this Indenture at such dates and times and in accordance with such other terms and conditions as set forth on any Registered Security representing the relevant series of Securities in such manner and at such times as provided in the Registered Security representing the relevant series of the Securities. For the avoidance of doubt, the foregoing shall not limit in any manner the calculations or procedures which the Calculation Agent may agree to perform pursuant to this Article 12, provided that the details of any such calculations or procedures are expressly set forth in the terms and conditions as set forth on any Registered Security representing the relevant series of Securities, and in each case which have been established in accordance with Section 2.03. Unless otherwise instructed by the Issuer, the Calculation Agent will cause such calculations to be notified to the Issuer, the Trustee, the Paying Agent and DTC, or through DTC or through other reasonable means to make such information available, in order that such information will be published or notified to the Holders of record as soon as practicable after their determination and carry out such instructions as are specified in the Registered Security representing the relevant series of Securities. No amendment to the provisions of the relevant series of Securities relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld, delayed or conditioned.

All determinations and calculations made by the Calculation Agent, and any quotations provided by the relevant banks to the Issuer (and notified by such relevant banks in writing to the Calculation Agent) for the purposes of calculating the relevant amounts pursuant to the foregoing provisions will, in the absence of negligence, bad faith or willful misconduct, be final and conclusive for all purposes and binding on the Holders, the Issuer, the Trustee, the Paying Agent and the Calculation Agent.

Section 12.03.       Rights and Liabilities of the Calculation Agent. In acting under this Indenture and in connection with any floating rate Securities or other Securities issued under this Indenture in accordance with Section 2.03 the terms of which expressly provide for a Calculation Agent to perform duties specified therein, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligations to or relationship of agency or trust for or with any of the owners or Holders of the relevant Securities. The Calculation Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties or obligations shall be read into this Indenture against the Calculation Agent.

Unless herein otherwise specifically provided, whenever the Calculation Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter may, in the absence of negligence or willful misconduct on the part of the Calculation Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Calculation Agent, and such certificate, in the absence of negligence or willful misconduct on the part of the Calculation Agent, shall be full warrant to the Calculation Agent for any action taken, suffered or omitted by it under the provisions of this Indenture to the extent of the Calculation Agent’s reliance thereupon.

The permissive right of the Calculation Agent hereunder to take or omit to take any action shall not be construed as a duty.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date set forth above.

SONY GROUP CORPORATION

By:
	Name:	[ ]
	Title:	[ ]

The Bank of New York Mellon As Trustee

By:
	Name:	[ ]
	Title:	[ ]

EXHIBIT A

FORM OF SENIOR DEBT SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THIS SECURITY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE. TRANSFER OF A PORTION OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE BELOW LEGEND WITH RESPECT TO JAPANESE TAXATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO SONY GROUP CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTEREST PAYMENTS ON THIS SECURITY WILL GENERALLY BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE ISSUER OF THIS SECURITY AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT” AND, EACH SUCH PERSON, A “SPECIALLY-RELATED PERSON OF THE ISSUER”), (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 6, PARAGRAPH (11) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, FINANCIAL INSTITUTION OR FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% (15.15% ON OR AFTER JANUARY 1, 2048) OF THE AMOUNT OF SUCH INTEREST.

SONY GROUP CORPORATION

GLOBAL SECURITY

[ ]

[ ]% Senior Notes due [ ]

No. [ ]	U.S.$[ ]

CUSIP No. [ ]

ISIN No. [ ]

Common Code [ ]

Sony Group Corporation, a joint stock company (Kabushiki Kaisha) incorporated under the laws of Japan (the “Issuer”, which term includes any successor under the Indenture referred to on the reverse of this Security) for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] U.S. Dollars on [ ] and to pay interest thereon from [ ] or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on [ ] and [ ] in each year (each, an “Interest Payment Date”) commencing [ ] at the rate per annum of [ ]%, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture.

For the purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in The City of New York or Tokyo are authorized generally or are obligated by law, regulation or executive order to be closed.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered as of the close of business on [ ] and [ ] of each year (whether or not a Business Day). If and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a subsequent record date (which date shall not be less than ten days prior to the date of payment of such defaulted interest), established by notice given by mail by or on behalf of the Issuer to the Holder of this Security not less than 15 days preceding such subsequent record date. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If any payment is due on the Securities on a day that is not a Business Day, payment will be made on the day that is the next succeeding Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding day that is a Business Day.

The principal of, and interest and Additional Amounts on, the Securities will be payable in U.S. dollars. The Issuer will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to The Depository Trust Company (“DTC”).

The Issuer will pay the Holder hereof Additional Amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is being deposited with DTC acting as depository, and registered in the name of Cede & Co., a nominee of DTC. As Holder of record of this Security, Cede & Co. shall be entitled to receive payments of principal and interest. Payments of principal and interest, including any Additional Amounts, on this Security shall be made in the manner specified on the reverse hereof and, to the extent not inconsistent with the provisions set forth herein, in the Indenture referred herein.

The Securities constitute the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer and shall at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the Issuer, other than subordinated obligations of the Issuer and except for statutorily preferred obligations. The Securities are not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

SONY GROUP CORPORATION

By:
	Name:	[ ]
	Title:	[ ]

[Signature page to Global Security [   ]-year Note No. [   ]]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: [ ]

The Bank of New York Mellon, as Trustee

By:
Name: [ ]
Title: [ ]

[Authentication Certificate: Global Security [   ]-year Note No. [   ]]

[REVERSE OF SECURITY]

SONY GROUP CORPORATION

[ ]% Senior Notes due [ ]

This Security is one of a duly authorized issue of unsecured bonds, debentures, notes or other evidences of indebtedness of Sony Group Corporation, a joint stock company (Kabushiki Kaisha) incorporated under the laws of Japan (herein called the “Issuer”, which term includes any successor person under the Indenture hereinafter referred) designated as its [ ]% Senior Notes due [ ] (herein called the “Securities”), issued under and pursuant to a senior indenture dated as of [ ] (hereinafter called the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Issuer and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered.

This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to denomination, date, amount, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount. This Security is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The principal of and interest (and any Additional Amounts) on the Securities shall be payable in U.S. Dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as any of the Securities are held in global form, payments of principal and interest on such Securities shall be made by wire transfer in immediately available funds in U.S. Dollars to a bank account designated by the Holder of this Registered Global Security. Otherwise, upon the presentation and surrender of the Securities at the Corporate Trust Office of the Trustee or at any office or agency maintained by the Issuer for such purpose, all payments in respect of the Securities may be received by wire transfer in immediately available funds to a bank account designated by such Holder in a written notice received by the Trustee (a) in the case of an interest payment, prior to the record date immediately preceding the Interest Payment Date on which such payment is due and (b) in the case of payment of principal, prior to the record date immediately preceding the date of redemption or maturity, as the case may be; provided, however, that in the case of such a payment of principal, the Securities shall have been surrendered to the Trustee at the Corporate Trust Office of the Trustee or at any office or agency maintained by the Issuer for such purpose for payment together with such notice.

Payments of principal and interest in respect of the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”) unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to the Securities under any of the following circumstances:

(i)	the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii)	the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii)	the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv)	the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v)	the Holder of the Securities is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the Holder of such Security; or

(vi)	any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing for the Securities as part of the distribution under the applicable underwriting agreement by the underwriters party thereto, a Holder shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the paying agent, and the paying agent shall make such certified copies or other evidence available to the Holders upon reasonable request to the paying agent.

If (i) subsequent to making a payment on this Security without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of such Security) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on this Security; provided that, except as otherwise set forth herein and in the Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of this Security.

The Securities may be redeemed at the option of the Issuer, in whole, but not in part, at any time, on giving not less than 10 days’ nor more than 60 days’ notice of redemption to the Trustee and the Holders of the Securities (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the aggregate principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, if the Issuer is or will be obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the pricing of the Securities; provided, that no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the Securities.

The Securities may be redeemed at the option of the Issuer, in whole or in part, at any time and from time to time prior to [ ] (the date that is [ ] month[s] prior to maturity) (the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [ ] basis points less (b) interest accrued to the date of redemption; and (ii) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Issuer shall determine the Treasury Rate after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. In addition, notwithstanding anything to the contrary in the Indenture or the notes, the Issuer may designate an independent investment banking or commercial banking institution of national standing in the United States appointed by the Issuer at its sole discretion to cause such independent investment banking or commercial banking institution to make any determination, decision or election that the Issuer shall make in determining the Treasury Rate or the redemption price. The actions and determinations made by such independent investment banking or commercial banking institution in determining the Treasury Rate or the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to the Holders of the Securities and the Trustee.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole and absolute discretion deems appropriate and fair. No Securities of a principal amount of less than the minimum denomination will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. Notwithstanding the foregoing for so long as the Securities are held by DTC (or another depositary), the redemption of the Securities, including a partial redemption, shall be done in accordance with the policies and procedures of the depositary, which in the case of DTC will be made on a “Pro Rata Pass-Through Distribution of Principal” basis.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

So long as any of the Securities remain Outstanding, the Issuer will not create or permit to subsist any Lien (as defined below) on any of its property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure such Outstanding Securities equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien. Notwithstanding the foregoing, this restriction will not apply to Liens on money paid to or money or securities deposited by the Issuer with a paying agent, trustee or depository to pay, defease or discharge in full over time the Issuer’s obligations in respect of other Public External Indebtedness (provided that such money or securities so paid or deposited, and the proceeds therefrom, will be sufficient to pay or discharge such obligations in full).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Public External Indebtedness” means any bonds, debentures, notes or any other similar investment securities evidencing indebtedness of the Issuer for borrowed moneys, or guarantees thereof, which (a) either (i) by their terms are payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) are denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the Issuer; and (b) are, are capable of being or are intended to be, quoted, listed, ordinarily dealt in or traded on a stock exchange or over-the-counter or other securities market outside Japan.

The Bank of New York Mellon is hereby appointed by the Issuer, and The Bank of New York Mellon accepts such appointment, as the initial paying agent, transfer agent and registrar for the Securities. The Issuer may change the paying agent, transfer agent or registrar without prior notice to the Holders of the Securities, and the Issuer or any of its subsidiaries may act as paying agent, transfer agent or registrar.

A beneficial interest in the Securities may not be exchanged for a definitive note unless (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for the Securities or has ceased to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed within 90 days or (ii) an Event of Default with respect to the Securities has occurred and is continuing.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this global Security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The security registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name this Security is registered upon the Security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, as herein prescribed.

This Security is governed by and shall be construed in accordance with the laws of the State of New York.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

TRUSTEE

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

Attention: Global Corporate Trust – Sony Group Corporation

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE OF
SONY GROUP CORPORATION
PURSUANT TO SECTION 3.06

Date: [ ]

Pursuant to Section 3.06 of the Senior Indenture dated as of [ ] (the “Indenture”) between Sony Group Corporation (the “Issuer”) and The Bank of New York Mellon, as trustee, relating to the issuance of [senior debt securities from time to time under the Indenture]/[U.S.$ ] aggregate principal amount of [[ ]%] senior [floating rate] notes due 20[ ] (the “Securities”), I hereby certify, in my capacity as [ ] of the Issuer, that:

As of the date hereof, the Issuer [is in compliance with all conditions and covenants on its part under the Indenture.]/[is not in compliance with all conditions and covenants under the Indenture, details of each such default and the nature and status thereof specified below: [ ].]

[Signature page follows]

B-1

IN WITNESS WHEREOF, the undersigned has executed this compliance certificate as of the date set forth above.

SONY GROUP CORPORATION

By:
	Name:	[ ]
	Title:	[ ]

B-2